EXHIBIT No. 21


                                TELTRONICS, INC.

                                  Subsidiaries
                                  ------------




                              TTG ACQUISITION CORP.
                          2150 Whitfield Industrial Way
                             Sarasota, Florida 34243

                                     (100%)




                             TELTRONICS S.A. de C.V.
                                  Rio Lerma 255
                             Col. Cuauhtemoc Mexico
                                 D.F. C.P. 06500

                                     (100%)